UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2013

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 19, 2013, American Software, Inc. (the “Registrant”) held its Annual Meeting of Shareholders. At the meeting, 23,384,771 Class A shares and 2,587,086 Class B were represented in person or by proxy, which constituted a quorum. Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters brought before the Registrant’s shareholders. The final results for each matter submitted to the shareholders of the Registrant at the meeting are as follows:

1. The following persons were duly elected directors of the Registrant:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
CLASS A DIRECTORS
W. Dennis Hogue	17,497,237	0	1,163,380	4,724,154
John J. Jarvis	16,446,772	0	2,213,845	4,724,154
James B. Miller, Jr.	17,491,281	0	1,169,336	4,724,154

CLASS B DIRECTORS
James C. Edenfield	2,587,086	0	0	0
J. Michael Edenfield	2,587,086	0	0	0
Thomas L. Newberry	2,587,086	0	0	0
Thomas L. Newberry, V	2,587,086	0	0	0

2. The resolution approving the compensation of the Registrant’s named executive officers, on an advisory basis, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,360,449	73,319	19,380	472,415

3. The ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending April 30, 2014 was approved as follows:

Votes For	Votes Against	Abstentions
4,833,333	89,134	3,096

The meeting was temporarily adjourned in order to postpone the completion of the vote on Proposal No. 4, regarding an Amendment to the Registrant’s 2011 Equity Compensation Plan (the “Plan”). The amendment, if adopted, would increase the number of Class A Common Shares subject to the Plan by 1,200,000 shares. The meeting is scheduled to reconvene solely for the purpose of completing the voting in regard to Proposal No. 4, on September 18, 2013 at 3:00 p.m. at the Registrant’s offices located at 470 East Paces Ferry Road, N.E., Atlanta, Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: August 21, 2013	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

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